INVESCO SMALL CAP GROWTH FUND                                      SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        7

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               34,092

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  606
          Class C                  894
          Class R                2,120
          Class Y                  232
          Investor Class         7,941
          Institutional Class   13,590

74V.    1 Net asset value per share (to nearest cent)
          Class A               $22.18

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $19.15
          Class C               $19.12
          Class R               $21.62
          Class Y               $22.27
          Investor Class        $22.79
          Institutional Class   $23.25